REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
Copperweld Holdings, LLC

We have audited the accompanying consolidated balance sheets of Copperweld Holdings, LLC and subsidiaries as of September 30, 2007 and December 31, 2006, and the related consolidated statements of operations and comprehensive income (loss) and member’s equity, and cash flows for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006. Copperweld Holdings, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Copperweld Holdings, LLC and subsidiaries as of September 30, 2007 and December 31, 2006, and the results of its operations and cash flows for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
January 14, 2008

Copperweld Holdings, LLC and Subsidiaries

Consolidated Balance Sheet
As of September 30, 2007 and December 31, 2006

A S S E T S

	September 30,	December 31,
	2007	2006

CURRENT ASSETS:
Cash	$745,207	$579,984
Accounts receivable - trade, net	8,121,812	8,675,674
Inventories	9,342,539	8,307,898
Other receivables and prepaid expenses	492,572	601,135
Note receivable, related party	-	1,500,000
Total current assets	18,702,130	19,664,691

PROPERTY AND EQUIPMENT, net	2,956,120	2,947,191

OTHER ASSETS:
Intagibles, net	359,331	475,636
Investment in China Joint Venture	2,700,000	1,200,000
Total other assets	3,059,331	1,675,636

Total assets	$24,717,581	$24,287,518

L I A B I L I T I E S A N D M E M B E R' S E Q U I T Y

CURRENT LIABILITIES:
Accounts payable, trade	$5,296,587	$7,157,622
Other payables and accrued liabilities	1,265,552	1,401,478
Short term bank loans	8,300,650	6,422,426
Note payable - related party	3,000,000	-
Current portion - notes payable, bank	600,840	1,147,364
Interest rate swap liability	127,380	95,846
Total current liabilities	18,591,009	16,224,736

LONG TERM LIABILITIES:
Notes payable, bank, net of current portion	4,189,496	4,598,324
Seller note payable	2,100,000	2,400,000
Total liabilities	24,880,505	23,223,060

Commitments and contingencies	-	-

MEMBER'S EQUITY:
Capital	1,680,000	1,680,000
Accumulated deficit	(2,472,649)	(785,260)
Accumulated other comprehesive income	629,725	169,718
Total member's equity	(162,924)	1,064,458

Total liabilities and member's equity	$24,717,581	$24,287,518

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

Copperweld Holdings, LLC and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Income (Loss)
For the Nine Months Ended September 30, 2007, and
From Inception, April 29, 2006, to December 31, 2006

	Nine months ended	From inception,
	September 30,	April 29, 2006 to
	2007	December 31, 2006

REVENUES	$53,140,766	$51,352,842

COST OF GOODS SOLD	47,631,599	46,206,755

GROSS PROFIT	5,509,167	5,146,087

OPERATING EXPENSE
Selling expenses	1,322,874	771,966
General and administrative expenses	4,906,802	4,212,873
Total operating expense	6,229,676	4,984,839

(LOSS) INCOME FROM OPERATIONS	(720,509)	161,248

OTHER INCOME (EXPENSE)
Interest expense	(987,189)	(725,709)
Other expense	20,309	(220,799)
Total other expense	(966,880)	(946,508)

INCOME BEFORE INCOME TAXES	(1,687,389)	(785,260)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	(1,687,389)	(785,260)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	491,542	265,563
Change in fair value of derivative instrument	(31,535)	(95,845)

COMPREHENSIVE LOSS	$(1,227,382)	$(615,542)

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

Copperweld Holdings, LLC and Subsidiaries

Consolidated Statements of Member's Equity

			Accumulated
	Contributed	Accumulated	comprehensive
	capital	deficit	income	Total
INCEPTION, April 29, 2006	$-	$-	$-	$-
Capital contribution	1,680,000			1,680,000
Net loss		(785,260)		(785,260)
Derivative financial instruments			(95,845)	(95,845)
Foreign currency translation gain			265,563	265,563
BALANCE, December 31, 2006	$1,680,000	$(785,260)	$169,718	$1,064,458
Net loss		(1,687,389)		(1,687,389)
Derivative financial instruments			(31,535)	(31,535)
Foreign currency translation gain			491,542	491,542
BALANCE, September 30, 2007	$1,680,000	$(2,472,649)	$629,725	$(162,924)

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

Copperweld Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows
For The Nine Months Ended September 30, 2007 And
From Inception, April 29, 2006, to December 31, 2006

	For the nine	From inception,
	months ended	April 29, 2006
	September 30,	to December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,687,389)	$(785,260)
Adjustments to reconcile net loss to cash
provided by (used in) operating activities:
Depreciation	284,194	244,736
Amortization of intangible assets	116,305	70,468
Bad debt expense	35,000	13,000
Interest expense	955,352	654,312

Changes in operating assets and liabilities:
Accounts receivable	523,839	404,059
Inventories	(1,243,091)	(1,601,410)
Other receivables and prepayments	108,563	275,216
Accounts payable	(1,840,337)	1,621,809
Other payables and accrued liabilities	(135,926)	105,055
Net cash (used in) provided by operating activities	(2,883,490)	1,001,985

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	-	(113,636)
Investment in joint venture	-	(1,200,000)
Proceeds from related party	3,000,000	-
Purchase of property and equipment	(181,230)	(262,868)
Net cash provided by (used in) investing activities	2,818,770	(1,576,504)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank loan	1,878,224	1,821,927
Payment of long term loan	(1,910,704)	(1,308,624)
Payment to seller note	(300,000)	-
Capital contribution	-	250,000
Net cash (used in) provided by financing activities	(332,480)	763,303

EFFECT OF EXCHANGE RATE ON CASH	562,423	391,200

INCREASE IN CASH	165,223	579,984

CASH, beginning of period	579,984	-

CASH, end of period	$745,207	$579,984

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$955,352	$654,312
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities:
On inception, April 29, 2006, equipment capital contribution	$-	$1,430,000
Investment in China Joint Venture by contibuted equipment	$1,500,000	$-

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Note 1 - Organization

Copperweld Holdings, LLC (“Holdings”) is a North Carolina limited liability corporation located in Hickory, North Carolina. Copperweld Bimetallics, LLC (“Copperweld Bimetallics”) is a Delaware limited liability company located in Fayetteville, Tennessee. Copperweld Bimetallics UK Limited (“Copperweld UK”) is a United Kingdom Private company located in Telford, England, and Copperweld Bimetallics International Holdings, LLC (“International”) is a Delaware limited liability company, located in Hickory, North Carolina. Holdings, Copperweld Bimetallics, Copperweld UK and International (collectively referred to as “Company”) are engaged in the manufacturing and distribution of bimetallic wire and strand products for use in cable television, telecommunications, utility, electronics, and other industrial and transit applications. The Company has customers throughout the United States and the World.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include all of the accounts of Holdings and its wholly owned subsidiaries (Copperweld Bimetallics, Copperweld UK and International). All material intercompany transactions have been eliminated in consolidation.

Cash

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits ($100,000 per depositor, per insured bank). The cash balances at September 30, 2007 and December 31, 2006 were $745,207 and $579,984, respectively. Uninsured cash totaled $1,154,201 and $644,077 at September 30, 2007 and December 31, 2007, respectively. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risks on its cash in bank accounts.

Accounts Receivable

Management monitors outstanding accounts receivable and recognizes an allowance for doubtful accounts on any balances that are determined to be potentially uncollectible. Accounts receivable balances at September 30, 2007 and December 31, 2006 were $8,121,812 and $8,675,674, respectively. At September 30, 2007 and December 31, 2006, the allowance for doubtful accounts was $208,301 and $264,000, respectively. Bad debt expense was $35,000 and $13,000 for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006, respectively.

Inventories

The Company values its inventories primarily at the lower of cost (first-in, first-out) or market. At least annually, management evaluates inventory for damaged or obsolete items and writes off any items to cost of goods sold, if necessary. No amounts were written off during 2007 or 2006.

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Useful lives for property and equipment range from 39.5 years on buildings and 7 years on major movable equipment, office furniture and transportation equipment. Additionally, the Company capitalizes interest into construction in progress when material. No depreciation is taken on construction in progress until the assets are placed in services. No interest has been capitalized into construction in progress as of September 30, 2007 and December 31, 2007.

The Company periodically evaluates the carrying value of long-lived assets in accordance with SFAS 144. When estimated cash flows generated by those assets are less than the carrying amounts of the asset, the Company recognizes an impairment loss. Based on its review, the Company believes that, as of September 30, 2007, there were no impairments of its long-lived assets.

Depreciation expense for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006 was $284,194 and $244,736, respectively.

Income Taxes

For purposes of income taxes, Holdings, Copperweld Bimetallics and International are organized as limited liability companies (LLC). An LLC is classified as a partnership for Federal and state income tax purposes. Accordingly, no provision has been made for Federal or state income taxes because the taxes are the responsibility of the individual member.

Copperweld UK is organized as a United Kingdom private company and subject to applicable statutory taxes on its taxable income.

Foreign Currency Translation

The reporting currency of the Company is the US dollar. The functional currency of Copperweld UK is the British Pound. The financial statements of Copperweld UK are translated to United States dollars using period-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses and cash flows. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process amounted to $491,542 and $265,563 as of September 30, 2007 and December 31, 2006, respectively. The balance sheet amounts with the exception of equity at September 30, 2007 were translated $1.00 USD to 2.05 British Pound as compared to 1.96 British Pound at December 31, 2006. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006 were 1.99 British Pound and 1.84 British Pound to $1.00 USD, respectively.

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Advertising

Advertising costs are charged to operations when incurred. Advertising expense for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006 was $13,244 and $11,359, respectively.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as customer deposits.

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs which totaled $1,013,773 and $1,125,681 for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006, respectively

Intangible Assets

Under the Statement of Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, all goodwill and certain intangible assets determined to have indefinite lives will not be amortized but will be tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”.

Intangible assets consist of deferred loan costs and patents. Deferred loan costs are amortized over the term of the loan using the straight-line method which approximates the effective interest method. Patents are carried at cost and amortized on a straight-line basis over their estimated useful lives, up to 15 years. In addition to normal amortization, patents are charged against operations when management determines the patents no longer have value.
The Company evaluates intangible assets for impairment periodically and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of September 30, 2007, no impairment of intangible assets had been incurred.

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Research and development

Research and development expenses include salaries, consultant fees, supplies and materials, as well as costs related to other overhead such as facilities, utilities and other departmental expenses. The costs we incur with respect to internally developed technology and engineering services are included in research and development expenses as incurred as they do not directly relate to any particular licensee, license agreement or licenses fee.

Research and development costs are recorded in selling and general and administrative expenses. There was no material research and development costs incurred for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006.

Interest Rate Swap Agreement

The Company is exposed to various market risks, primarily related to adverse fluctuation in interest rates. In general, the Company’s risk management policy permits the use of derivative instruments to hedge against risks relating to the variability of future cash flows caused by movements in interest rates. The Company’s policy does not permit the use of derivative instruments for trading or speculative purposes. The Company, in the normal course of business, holds an interest rate swap agreement that hedges the cash flows of variable-rate long-term debt.

The Company adopted SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended to account for hedging transactions. SFAS No. 133, as amended, establishes accounting and reporting standards for hedging activities. The standards require an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

All interest rate swaps entered into by the Company must be designated and documented as cash flow hedges at inception. The effectiveness of such designated hedging relationships is tested and documented in accordance with the provisions of SFAS No. 133, as amended. The effective portion of each interest rate swap’s gain or loss is initially reported as a component of accumulated other comprehensive gain or loss and is subsequently reclassified into earnings when the hedged exposure affects earnings. The ineffective portion, if any, of each interest rate swap’s gain or loss is reported currently in earnings. As of September 30, 2007 and December 31, 2007, the fair value of the interest rate swap liability amounted to $127,380 and $95,846, respectively.

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Note 3 - Inventories

The Company’s inventories consisted of the following at September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006
Raw materials	$4,551,568	$3,735,321
Work in process	1,017,405	159,092
Finished goods	3,773,566	4,413,485
Total	$9,342,539	$8,307,898

Note 4 - Property and Equipment

Property and equipment consisted of the following:

	September 30, 2007	December 31, 2006
Land	$74,279	$74,279
Building	1,009,934	986,854
Machinery and equipment	2,037,044	1,797,502
Office furniture and equipment	249,704	226,755
Construction in progress	114,089	33,261
Totals	3,485,050	3,118,651
Less accumulated depreciation	(528,930)	(244,736)
Total	$2,956,120	$2,947,191

Note 5 - Intangible Assets

Intangible assets consisted of the following:

	September 30, 2007	December 31, 2006
Deferred Loan Costs	$371,104	$371,104
Patents	175,000	175,000
	546,104	546,104
Less: accumulated amortization	(186,773)	(70,468)
Total	$359,331	$475,636

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Amortization expense for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006 to December 31, 2006 amounted to $116,305 and $70,468, respectively.

Note 6 - Related Party Transactions

Note receivable, related party

Notes receivable, related party represents a non-interest bearing note due on demand from the sale of equipment to a company related by common ownership for equipment and costs incurred in the development of a joint venture in the People’s Republic of China. As of September 30, 2007 and December 31, 2006, the note receivable, related party amounted to $0 and $1,500,000, respectively.

Note payable, related party

Fushi International, Inc. acquired the Company on October 29, 2007. On July 2007, the Company borrowed $3,000,000 from Fushi, in the form of a non-interest bearing unsecured note, payable on demand. This advance was made to provide working capital for the Company. As further discussed in Note 16, on October 29, 2007, in conjunction with the closing of the acquisition, the note was converted to capital.

Note 7 - Investment in joint venture

For the period from inception, April 29, 2006 to December 31, 2006, Copperweld Bimetallics International Holdings, LLC invested $1,200,000 for 49% interest in Tongling Copperweld Bimetallics Co., LTD, a joint venture with Tongling Jingda Special Magnet Wire Co., Ltd., a private Chinese company. The purpose of the joint venture is to expand the companies’ operations in the People’s Republic of China. During the period ended September 30, 2007, the Company made an additional $1,500,000 investment in the joint venture. The joint venture has not obtained its business license from the PRC and therefore has had no activity. The parties to the joint venture are in discussions to unwind the venture. See further discussion in Note 16.

Note 8 - Letters of Credit

At September 30, 2007 and December 31, 2006 the Company had available letters of credit of $1,000,000, subject to certain conditions set by the bank. The Company had no balance outstanding at September 30, 2007 and $40,524 outstanding at and December 31, 2006, which is included on the balance sheet in short term bank loan.

Note 9 - Acquisition

On April 28, 2006, Copperweld Holdings, LLC acquired 100% of the ownership of Copperweld Bimetallics, LLC and Copperweld Bimetallics UK Limited. The aggregate purchase price was $14,145,401. The net liability was $2,400,000 at December 31, 2006 and $2,100,000 at September 30, 2007, as explained in Note 11. These amounts are included on the balance sheet in seller note payable.

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Note 10 - Notes payable, bank

Notes payable, bank at December 31, 2006, represents two revolving notes with a bank in the aggregate amount of $10,000,000, with interest payable monthly at LIBOR (5.5% at December 31, 2006) plus 3.25% and principal due immediately upon each receipt of any proceeds from customers, with a final payment of outstanding principal and interest due April 2009. The note was collateralized by all the Company’s assets and is personally guaranteed by the sole member Mr. David Jones.

On April 5, 2007, the Company refinanced these notes. The new revolving note payable offers credit up to a maximum of $15,000,000, with interest payable monthly at LIBOR (5.275% at September 30, 2007) plus 3.25% for the first $5,000,000 of borrowings and the bank’s prime rate plus 0.5% for borrowings above $5,000,000, with a final payment of outstanding principal and interest due April 2010. The note is collateralized by all the Company’s assets and is personally guaranteed by the sole member.

Note 11 - Long-Term Debt

Long-term debt at September 30, 2007 and December 31, 2006, is summarized as follows:

	September 30, 2007	December 31, 2006
LIBOR rate plus 3.5% note, payable in monthly installments of $56,667, plus interest, beginning June 2006 with additional principal of $200,000 and $100,000 paid Dec 29, 2006 and February 2, 2007, respectively, with a final payment of final payment of principal and interest due April 2009; collateralized by all the Company's assets and personally guaranteed by the member. Note refinanced April 5, 2007.	$-	$2,803,333

LIBOR rate plus 3.25% note, payable in monthly installments of $36,667, plus interest beginning May 1, 2007, with a final payment of outstanding principal and interest due April, 2010; collateralized by all the Company’s assets.	2,016,665	-

LIBOR rate plus 3.5% note, payable in monthly installments of $30,093, including interest in accordance with the swap agreement referenced in note 11 below, with an additional principal payment of $150,000, due April 5, 2007, and a final payment of principal and interest due April 2008; collateralized by all the Company’s assets and personally guaranteed by the member	2,718,916	2,942,355

Note payable to seller, with annual interest at 9.0%, with payment due March 2008 of $100,000 principal and interest, 17 monthly payments of $100,000 of principal and interest due beginning September 2008 and 3 monthly payments of $200,000 of principal and interest beginning February 2010. Note paid in full April 2010.	2,400,000	2,500,000
	$7,135,581	$8,245,688
Less current installments	(846,085)	(1,247,364)
	$6,289,496	$6,998,324

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

LIBOR was 5.275% and 5.5% at September 30, 2007 and December 31, 2006, respectively.

Maturities of long-term debt subsequent to September 30, 2007 are not presented. On October 29, 2007, when the Company was acquired by Fushi International, Inc., as explained in Note 16, all long term debt was paid in full.

Note 12 - Interest Rate Swap Agreements

On October 24, 2006, the Company entered into an interest rate swap agreement exchanging variable interest on approximately $2,942,000 of borrowings to fixed rate basis. Under the terms of the swap, the Company pays monthly a fixed interest rate of 8.82% and receives monthly the variable interest rate of LIBOR plus 3.5%. The swap was designated and documented as a cash flow hedge of the risk of changes in the flows attributable to fluctuations in the variable benchmark interest rate associated with $2,942,000 of outstanding borrowings under the Company’s term loan. This interest rate swap was effective at inception date of the swap through the balance sheet date, and is expected to continue to be effective for the duration of the interest rate swap contract, which matures July 2011. At September 30, 2007 and December 31, 2006, the fair value of this interest rate swap was a liability of $127,380 and $95,845, respectively. For the period from inception, April 29, 2006, through December 31, 2006 and the nine months ended September 30, 2007, the Company had no material ineffectiveness or other gain or loss excluded from the assessment of hedge effectiveness reported in the statement of operations.

Note 13 - Operating Leases

The Company leases certain property and equipment under operating lease agreements expiring through May 2011. Rent expense under these leases was approximately $109,414 and $297,000 for the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through, 2007 was $37,114. Future minimum rentals for years subsequent to December 31, 2007, and in the aggregate are as follows:

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Year Ended	Amount
2008	$243,714
2009	213,514
2010	188,595
2011	78,388
$724,211

The Company also leases certain property on a month to month basis. For the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006, expenditures relating to this agreement were approximately $19,350 and $19,200, respectively.

Note 14 - 401(k) and Profit-Sharing Plan

The Company sponsors a 401(k) profit-sharing plan covering substantially all employees of Copperweld Bimetallics who meet certain eligibility requirements. Profit sharing contributions are made at the discretion of the board of directors. Matching contributions under the 401(k) plan amounted to $137,366 and approximately $250,000 for the nine months ended September 30, 2007 and for the period ending December 31, 2006, respectively.

Copperweld UK operates a defined contribution pension scheme for employees. The assets of the scheme are held separately from those of the company. The annual contributions payable are charged to expense. No material contributions were made for the period from inception, April 29, 2006, through December 31, 2006 and for the nine months ended September 30, 2007.

Note 15 - Major Customers

During the nine months ended September 30, 2007 and for the period from inception, April 29, 2006, through December 31, 2006, approximately $15,203,000 (30%) and $10,100,100 (20%), respectively, of the Company’s revenue was with one customer. At September 30, 2007 and December 31, 2006, accounts receivable includes a balance of $2,373,503 and $2,038,580, respectively, due from this customer.

Note 16 - Subsequent Events

On October 29, 2007, Fushi International, Inc. acquired all of the issued and outstanding membership interests of Copperweld Holdings and International Manufacturing Equipment Suppliers, LLC (“IMES”). IMES is a non-affiliate related by common ownership. The transaction was valued at $22.5 million and includes the assumption of debt discussed in Note 11.

See report of independent registered public accounting firm

COPPERWELD HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

The $3,000,000 related party debt discussed in Note 6 was treated as a deposit on the purchase and reclassified to paid in capital at the date of purchase. All long-term debt was paid in full by Fushi International, Inc. as of the purchase date. However, the Company retained revolving lines of credit through Barclays Bank and CIT.

The Company received an infusion of capital from Fushi International, Inc. on October 31, 2007 and November 15, 2007 of $1,000,000 and $2,200,000, respectively. The purpose of which was to invest in equipment.

On September 30, 2006, IMES entered a partnership with Tongling Jingda Special Magnet Wire Co., Ltd. (Tongling Partner) to form Tongling Copperweld Bimetallics Co., Ltd. (Tongling JV). Under the agreement IMES was to contribute an amount equal to $3,900,000. As of September 30, 2007, IMES had contributed $2,900,000 in cash received from the sale of equipment to the Tongling JV and IMES had notified the Tongling JV that it could not fund the remainder of its obligations to the JV because of financial constraints. In a letter to the Seller dated September 20, 2007, the Tongling Partner offered to dissolve the partnership in return for a payment of $413,000. Additionally, the Tongling Partner offered to terminate the partnership and sell certain equipment acquired by the Tongling JV for an additional $237,000.

Subsequent to the acquisition of the Company by Fushi International, Inc. on October 29, 2007, and on behalf of the Seller and IMES, negotiations with the Tongling Partner commenced regarding the offer of September 20, 2007; however, the Tongling Partner objected to its original offer on the grounds that the value of the US dollar in relationship to the Chinese RMB had moved unfavorably to the Tongling Partner’s interest. Additionally, the Chinese regulatory authorities would not approve the proposed dissolution payment of $413,000 as presented in the September 20, 2007 proposal. As of January 11, 2008, the parties, and the applicable regulatory authorities, have agreed to a settlement with a price of $857,000 to terminate the Tongling JV and an amount of $237,000 to sell the equipment to the Company.

Under the terms of the purchase and sale agreement between Fushi International and the Company, the Seller established an escrow account in the amount of $2,250,000 for, among other things, funding the costs associated with terminating the Tongling JV on behalf of the Seller and IMES. The amount of $857,000 is a claim upon the aforementioned escrow while the purchase price of the equipment is the liability of the Company.

While it not certain that the agreement will be finalized as provided in the January 11, 2008 document which has been approved by all parties to the agreement, it is reasonable assumed that no further changes will occur.

See report of independent registered public accounting firm